EXHIBIT 2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that I, Michael Edward Platt, hereby make, constitute and appoint Steven Pariente, acting individually, as my agent and attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as principal of, or in other capacities with, BlueCrest Capital Management Limited, a company organized under the laws of Jersey, Channel Islands, and operating solely out of Jersey, Channel Islands, and each of the affiliates or entities advised or controlled by me or BlueCrest Capital Management Limited, all documents, certificates, instruments, statements, filings and agreements (“documents”) to be filed with or delivered to the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations promulgated thereunder, including, without limitation: (1) all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act, including, without limitation: (a) any acquisition statements on Schedule 13D or Schedule 13G and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(k), and (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5; (2) any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act; (3) any information statements on Form 13H required to be filed with the SEC pursuant to Section 13(h) of the Act.

All past acts of this attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall remain in effect until revoked, in writing, by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, this 10th day of January 2019.

/s/ Michael Platt Michael Platt